Exhibit 25.2

_____________________________________________________________________________

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

__________________________

FORM T-1

Statement of Eligibility Under

The Trust Indenture Act of 1939 of a

Corporation Designated to Act as Trustee

Check if an Application to Determine Eligibility of

a Trustee Pursuant to Section 305(b)(2)

_______________________________________________________

U.S. BANK NATIONAL ASSOCIATION

(Exact name of Trustee as specified in its charter)

31-0841368

I.R.S. Employer Identification No.

800 Nicollet Mall Minneapolis, Minnesota	55402
(Address of principal executive offices)	(Zip Code)

Fonda Hall

U.S. Bank National Association

633 W. 5th Street, 24th Floor

Los Angeles, CA 90071

(213) 615.6023

(Name, address and telephone number of agent for service)

Ministry Partners Investment Company, LLC

(Issuer with respect to the Securities)

California	26-3959348
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

915 West Imperial Highway, Suite 120 Brea, California	92821
(Address of Principal Executive Offices)	(Zip Code)

Debt Securities

(Title of the Indenture Securities)

FORM T-1

Item 1.      GENERAL INFORMATION.  Furnish the following information as to the Trustee.

a)Name and address of each examining or supervising authority to which it is subject.

Comptroller of the Currency

Washington, D.C.

b)Whether it is authorized to exercise corporate trust powers.

Yes

Item 2.     AFFILIATIONS WITH OBLIGOR.  If the obligor is an affiliate of the Trustee, describe each such affiliation.

None

Items 3-15Items 3-15 are not applicable because to the best of the Trustee's knowledge, the obligor is not in default under any Indenture for which the Trustee acts as Trustee.

Item 16.     LIST OF EXHIBITS:  List below all exhibits filed as a part of this statement of eligibility and qualification.

1.	A copy of the Articles of Association of the Trustee.*
2.	A copy of the certificate of authority of the Trustee to commence business, attached as Exhibit 2.
3.	A copy of the certificate of authority of the Trustee to exercise corporate trust powers, attached as Exhibit 3.
4.	A copy of the existing bylaws of the Trustee.**
5.	A copy of each Indenture referred to in Item 4. Not applicable.
6.	The consent of the Trustee required by Section 321(b) of the Trust Indenture Act of 1939, attached as Exhibit 6.
7.	Report of Condition of the Trustee as of June 30, 2014 published pursuant to law or the requirements of its supervising or examining authority, attached as Exhibit 7.

* Incorporated by reference to Exhibit 25.1 to Amendment No. 2 to registration statement on S-4, Registration Number 333-128217 filed on November 15, 2005.

** Incorporated by reference to Exhibit 25.1 to registration statement on S-4, Registration Number 333-166527 filed on May 5, 2010.

SIGNATURE

Pursuant to the requirements of the Trust Indenture Act of 1939, as amended, the Trustee, U.S. BANK NATIONAL ASSOCIATION,  a national banking association organized and existing under the laws of the United States of America, has duly caused this statement of eligibility and qualification to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of Los Angeles, State of California on the 6th of October 2014.

By:	/s/ Fonda Hall
Fonda Hall
Vice President

Exhibit 2

Office of the Comptroller of the Currency

Washington, DC 20219

CERTIFICATE OF CORPORATE EXISTENCE

I, Thomas J. Curry, Comptroller of the Currency, do hereby certify that:

1. The Comptroller of the Currency, pursuant to Revised Statutes 324, et seq, as amended, and 12 USC 1, et seq, as amended, has possession, custody, and control of all records pertaining to the chartering, regulation, and supervision of all national banking associations.

2. "U.S. Bank National Association," Cincinnati, Ohio (Charter No. 24), is a national banking association formed under the laws of the United States and is authorized thereunder to transact the business of banking on the date of this certificate.

IN TESTIMONY WHEREOF, today, May 1, 2014, I have hereunto subscribed my name and caused my seal of office to be affixed to these presents at the U.S. Department of the Treasury, in the City of Washington, District of Columbia.

Comptroller of the Currency

Exhibit 3

Office of the Comptroller of the Currency

Washington, DC 20219

CERTIFICATION OF FIDUCIARY POWERS

I, Thomas J. Curry, Comptroller of the Currency, do hereby certify that:

1. The Office of the Comptroller of the Currency, pursuant to Revised Statutes 324, et seq, as amended, and 12 USC 1, et seq, as amended, has possession, custody, and control of all records pertaining to the chartering, regulation, and supervision of all national banking associations.

2. "U.S. Bank National Association," Cincinnati, Ohio (Charter No. 24), was granted, under the hand and seal of the Comptroller, the right to act in all fiduciary capacities authorized under the provisions of the Act of Congress approved September 28, 1962, 76 Stat. 668, 12 USC 92a, and that the authority so granted remains in full force and effect on the date of this certificate.

IN TESTIMONY WHEREOF, today, May 1, 2014, I have hereunto subscribed my name and caused my seal of office to be affixed to these presents at the U.S. Department of the Treasury, in the City of Washington, District of Columbia.

Comptroller of the Currency

Exhibit 6

CONSENT

In accordance with Section 321(b) of the Trust Indenture Act of 1939, the undersigned, U.S. BANK NATIONAL ASSOCIATION hereby consents that reports of examination of the undersigned by Federal, State, Territorial or District authorities may be furnished by such authorities to the Securities and Exchange Commission upon its request therefor.

Dated: October 6, 2014

By:	/s/ Fonda Hall
Fonda Hall
Vice President

Exhibit 7

U.S. Bank National Association

Statement of Financial Condition

As of 6/30/2014

($000’s)

		6/30/2014
Assets
	Cash and Balances Due From	$ 12,591,901
	Depository Institutions
	Securities	89,882,232
	Federal Funds	109,925
	Loans & Lease Financing Receivables	241,450,255
	Fixed Assets	4,561,715
	Intangible Assets	13,335,806
	Other Assets	22,261,774
	Total Assets	$ 384,193,608

Liabilities
	Deposits	$ 286,193,358
	Fed Funds	1,264,138
	Treasury Demand Notes	0
	Trading Liabilities	382,290
	Other Borrowed Money	37,760,161
	Acceptances	0
	Subordinated Notes and Debentures	5,023,000
	Other Liabilities	12,274,098
	Total Liabilities	$ 342,897,045

Equity
	Common and Preferred Stock	$ 18,200
	Surplus	14,266,407
	Undivided Profits	26,159,120
	Minority Interest in Subsidiaries	852,836
	Total Equity Capital	$ 41,296,563

Total Liabilities and Equity Capital		$ 384,193,608